UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2026

Richtech Robotics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41866	88-2870106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2975 Lincoln Rd

Las Vegas, NV 89115

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 236-3835

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	RR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.

As previously reported on a Current Report on the Form 8-K as filed with the Securities and Exchange Commission on April 7, 2026, Richtech Robotics Inc., a Nevada corporation (the “Company”), entered into a purchase and sale agreement, dated as of April 1, 2026 (the “Purchase and Sale Agreement”), with PSIF EBS Rainbow LLC, a Delaware limited liability company (the “Seller”), with respect to the purchase of property, as described in more detail in the Purchase and Sale Agreement, including an approximately 79,325 square foot building located at 9530 S. Rainbow Blvd., Las Vegas, Nevada 89139 (the “Property”). On May 15, 2026, the Company assigned its rights and obligations under the Purchase and Sale Agreement to Richtech Rainbow Holdings LLC, a Nevada limited liability company (“Richtech Rainbow Holdings”) and a wholly-owned subsidiary of the Company. The purchase price of $21,180,000.00 was paid with the Company’s cash on hand.

On May 29, 2026, the Company, via Richtech Rainbow Holdings, completed the purchase of the Property as contemplated in the Purchase and Sale Agreement. The Company intends to utilize the Property as a strategic U.S.-based facility for warehousing, assembly and light manufacturing, as well as research and development, testing, and robotics-driven data collection and model training to support the continuous improvement of the Company’s robotics and AI systems.

Item 8.01. Other Events.

On June 3, 2026, the Company issued a press release announcing the completion of the Property purchase. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact included in this Form 8-K are forward-looking statements. When used in this Form 8-K, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on its behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and initial public offering prospectus. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release, dated June 3, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Richtech Robotics Inc.

By:	/s/ Zhenwu (Wayne) Huang
	Name:	Zhenwu (Wayne) Huang
	Title:	Chief Executive Officer and Director

Dated: June 3, 2026

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